Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

31% Growth in Revenues and Strong Operating Income Highlight Fourth Quarter and

Complete Successful Fiscal Year

PORTSMOUTH, N.H. – August 11, 2011 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the fourth quarter ended June 30, 2011.

Revenues for the fourth quarter were $54.2 million, an increase of $12.8 million, or 31%, from the fourth quarter of last year. Subscriptions and transactions revenue increased 44% from the fourth quarter of last year to $17.1 million.

Gross margin for the fourth quarter was $28.8 million, an increase of $5.8 million from the fourth quarter of last year. Net income for the fourth quarter was $30.1 million, or net income per share of $0.87. Fourth quarter net income includes a non-cash income tax benefit of $27.4 million arising from the release of certain valuation allowances on the Company’s US-based deferred tax assets.

Core net income for the fourth quarter was $9.9 million. Core net income increased $3.2 million, or 47%, from the fourth quarter of last year. Core net income excludes the income tax benefit associated with the release of a deferred tax valuation allowance of $27.4 million, acquisition-related expenses of $4.2 million, restructuring expenses of $0.4 million and equity-based compensation of $2.7 million. Core earnings per share was $0.29.

Revenues for the twelve months ended June 30, 2011 increased to $189.4 million from $158.0 million last year. Net income for the twelve months ended June 30, 2011 was $35.9 million, or net income per share of $1.07. Fiscal 2011 net income includes a non-cash income tax benefit of $27.4 million arising from the fourth quarter release of a valuation allowance on the Company’s US-based deferred tax assets.

Core net income for the twelve months ended June 30, 2011 was $35.4 million after excluding the income tax benefit associated with the release of a US deferred tax asset valuation allowance of $27.4 million, acquisition-related expenses of $14.3 million, restructuring expenses of $1.1 million and equity-based compensation of $11.5 million. Core net income increased $8.8 million or 33% from the twelve months ended June 30, 2010. Core earnings per share was $1.06 for the twelve months ended June 30, 2011 as compared with $0.99 in the same period last year.

“Revenue growth of 31% highlighted a very strong fourth quarter in which our financial performance exceeded expectations in every key metric,” said Rob Eberle, President and CEO of Bottomline Technologies. “The results for the quarter completed a strong fiscal 2011 in which we drove financial performance to new levels, invested in key new product launches and completed several strategic acquisitions, including Allegient Systems which closed during the fourth quarter. We enter fiscal 2012 with a large backlog, solid pipeline and confident of our ability to continue to execute against our strategic plan.”

Fourth Quarter Customer Highlights

•

Leading organizations, including Aviva, Ceva Logistics, Co-Operative Insurance Society Ltd., Clarks International, Happy State Bank, ING Bank, Key Technology, Lloyds Banking Group, Mediterranean Bank, Land O’Lakes, Livingston International, Morgan Stanley Smith Barney, Pfizer, Prudential Health Services, SEI, Sun Life Financial and Thomas Cook UK chose Bottomline’s payment automation solutions.

•	Selected by a top five global bank to handle hosted payments capabilities which creates new functionality that will be rolled out to the bank’s corporate cash management customers.

•

Chosen by an AM Best Top 200 insurer to provide legal invoice automation and went live with seven clients during the quarter, including a major Canadian insurer and a leading international retailer, which will use Bottomline’s SaaS-based technology to automate, manage and control their legal spend.

•

Selected by ABN Amro, Acme Brick, Bartlett Tree Company, British Sugar, Del Monte Fresh Produce Inc., Detector Electronics, Federal Express Europe, FracTech Services, GE Money Bank, Honda, Layne Christensen, Life Technologies, Merit Medical Systems, National Oilwell, Pool Corporation, Quanta Services, TJX UK and Ventura Foods to provide transactional document automation solutions.

•

Increased penetration into the healthcare vertical with both new and existing customers, including Advocate Condell Medical Center, Bellco Health, John Muir Physician Network, Johnson and Johnson Medical Limited, Memorial Hermann Healthcare System, Promedica Health Systems, Sisters of Mercy Health, Texas Children’s Hospital and Tourney Healthcare System.

Fourth Quarter Strategic Corporate Highlights

•	Acquired Allegient Systems, which established Bottomline as the clear leader in the legal invoice automation market.

•	Announced that Paymode-X®, Bottomline’s business-to-business payments and invoicing network, has surpassed 140,000 vendors.

•	Announced new electronic invoicing service over the SWIFT network for non-SWIFT members, opening access for banks to offer financing to vendors on the Paymode-X network.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. Core net income and core earnings per share are non-GAAP financial measures. The non-GAAP financial measures exclude certain items, specifically the fourth quarter release of a deferred tax asset valuation allowance, amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with the board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. Shares used in computing core earnings per share are calculated using the treasury stock method, which assumes full exercise of in-the-money stock options and warrants and full vesting of restricted stock. A reconciliation of the GAAP results to the non-GAAP results for the three and twelve month periods ended June 30, 2011 and 2010 is as follows:

	Three Months Ended June 30, (in thousands)		Twelve Months Ended June 30, (in thousands)
	2011	2010	2011	2010
GAAP net income	$30,058	$1,128	$35,893	$3,954
Release of US deferred tax asset valuation allowance	(27,394)	—	(27,394)	—
Amortization of intangible assets	4,089	3,265	12,662	13,214
Equity-based compensation	2,702	2,287	11,467	8,956
Acquisition-related expenses	105	77	1,677	585
Restructuring expenses	358	—	1,111	(52)

Core net income	$9,918	$6,757	$35,416	$26,657

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, Allegient Systems, Paymode-X, Transform, C-Series and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our backlog, pipeline and ability to execute against our strategic plan as they relate to our expectations for fiscal year 2012. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2010 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2011	2010
Revenues:
Software licenses	$4,845	$3,200
Subscriptions and transactions	17,081	11,877
Service and maintenance	29,806	24,426
Equipment and supplies	2,517	1,989

Total revenues	54,249	41,492

Cost of revenues:
Software licenses	479	289
Subscriptions and transactions	9,146	5,916
Service and maintenance	13,726	10,726
Equipment and supplies	2,060	1,524

Total cost of revenues	25,411	18,455

Gross profit	28,838	23,037

Operating expenses:
Sales and marketing	11,094	8,657
Product development and engineering	5,207	5,056
General and administrative	5,095	4,050
Amortization of intangible assets	4,089	3,265

Total operating expenses	25,485	21,028

Income from operations	3,353	2,009

Other income (expense), net	110	(265)

Income before income taxes	3,463	1,744
Provision (benefit) for income taxes (1)	(26,595)	616

Net income	$30,058	$1,128

Basic net income per share attributable to common stockholders	$0.92	$0.04

Diluted net income per share attributable to common stockholders	$0.87	$0.04

Shares used in computing basic net income per share:	32,539	27,052
Shares used in computing diluted net income per share:	34,433	28,608

Core net income (excludes release of a US deferred tax asset valuation allowance, amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)

Net income	$9,918	$6,757

Diluted net income per share (3)	$0.29	$0.24

(1)	The income tax benefit for the three months ended June 30, 2011 includes a benefit of $27,394 associated with the release of a US deferred tax asset valuation allowance.
(2)

Core net income excludes the release of a US deferred tax asset valuation allowance of $27,394 and zero, charges for amortization of intangible assets of $4,089 and $3,265, acquisition-related expenses of $105 and $77, restructuring expenses of $358 and zero and equity-based compensation of $2,702 and $2,287, for the three months ended June 30, 2011 and 2010, respectively.

(3)	Shares used in computing diluted core net income per share were 34,433 and 28,608 for the three months ended June 30, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2011	2010
Revenues:
Software licenses	$16,547	$13,607
Subscriptions and transactions	55,133	41,421
Service and maintenance	108,930	94,379
Equipment and supplies	8,771	8,583

Total revenues	189,381	157,990

Cost of revenues:
Software licenses	1,352	1,082
Subscriptions and transactions	29,935	20,552
Service and maintenance	47,975	40,772
Equipment and supplies	6,880	6,515

Total cost of revenues	86,142	68,921

Gross profit	103,239	89,069

Operating expenses:
Sales and marketing	39,345	34,013
Product development and engineering	21,862	18,858
General and administrative	19,502	16,383
Amortization of intangible assets	12,662	13,214

Total operating expenses	93,371	82,468

Income from operations	9,868	6,601

Other income (expense), net	558	(93)

Income before income taxes	10,426	6,508
Provision (benefit) for income taxes (1)	(25,467)	2,554

Net income	$35,893	$3,954

Basic net income per share attributable to common stockholders	$1.13	$0.15

Diluted net income per share attributable to common stockholders	$1.07	$0.15

Shares used in computing basic net income per share:	31,660	25,552
Shares used in computing diluted net income per share:	33,453	26,696

Core net income (excludes fourth quarter release of a US deferred tax asset valuation allowance, amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)

Net income	$35,416	$26,657

Diluted net income per share (3)	$1.06	$0.99

(1)

The income tax benefit for the year ended June 30, 2011 includes a benefit of $27,394 associated with the release of a US deferred tax asset valuation allowance during the fourth quarter and $937 related to a discrete tax benefit during the first quarter.

(2)

Core net income excludes the fourth quarter release of a US deferred tax asset valuation allowance of $27,394 and zero, charges for amortization of intangible assets of $12,662 and $13,214, acquisition-related expenses of $1,677 and $585, restructuring expenses of $1,111 and ($52) and equity-based compensation of $11,467 and $8,956, for the year ended June 30, 2011 and 2010, respectively.

(3)	Shares used in computing diluted core net income per share were 33,453 and 26,958 for the year ended June 30, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2011	June 30, 2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$112,017	$122,809
Accounts receivable	41,535	26,019
Other current assets	15,308	8,910

Total current assets	168,860	157,738

Property and equipment, net	16,098	14,561
Intangible assets, net	173,073	95,466
Other assets	5,303	1,617

Total assets	$363,334	$269,382

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,971	$5,857
Accrued expenses	18,706	9,715
Deferred revenue	40,510	37,461

Total current liabilities	68,187	53,033

Deferred revenue, non-current	5,438	2,738
Deferred income taxes	2,208	1,432
Other liabilities	1,827	1,788

Total liabilities	77,660	58,991

Stockholders’ equity
Common stock	35	32
Additional paid-in-capital	408,375	375,700
Accumulated other comprehensive loss	(4,524)	(9,358)
Treasury stock	(20,779)	(22,657)
Accumulated deficit	(97,433)	(133,326)

Total stockholders’ equity	285,674	210,391

Total liabilities and stockholders’ equity	$363,334	$269,382